Exhibit 32.2

ESSEX PORTFOLIO, L.P.

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report of Essex Portfolio, L.P. (the "Company") on Form 10-K for the period ended December 31, 2003 (the "Report"), I, Michael J. Schall, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United State Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) of 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 12, 2004

/s/ Michael J. Schall
Michael J. Schall
Chief Financial Officer